Exhibit 99.1

FOR IMMEDIATE RELEASE

NewLink Genetics Announces Clinical Trial Abstract Presentation at AACR Annual Meeting

Ames, Iowa, February 27, 2019 -- NewLink Genetics Corporation (NASDAQ:NLNK) today announced that a late-breaking abstract reporting results from a Phase 2 study of NLG207, a nanoparticle formulation of the topoisomerase 1 inhibitor, camptothecin, has been accepted for poster presentation at the American Association for Cancer Research (AACR) Annual Meeting 2019 being held at the Georgia World Congress Center, March 29 - April 3, in Atlanta, Georgia.

Abstract 7933 (Poster 17) entitled, A phase II study of NLG207 (formerly CRLX101) in combination with weekly paclitaxel in patients with recurrent or persistent epithelial ovarian, fallopian tube or primary peritoneal cancer, Duska, L., et al, will be presented during the poster session entitled, “Phase II-III Clinical Trials: Part 1,” in Exhibit Hall B, Poster Section 16 on Tuesday, April 2, 2019 from 8:00 a.m. - 12:00 p.m. ET.

The complete text of this abstract will be posted to the AACR website on Friday, March 29, at 3:00 p.m. ET.

About NLG207

NLG207 (formerly CRLX101) is an investigational nanoparticle-drug conjugate (NDC) composed of a cyclodextrin-based polymer backbone conjugated to camptothecin, a topoisomerase-1 inhibitor. NDCs enhance drug delivery to tumors where gradual payload release inside cancer cells augments antitumor activity while reducing toxicity. Topoisomerase 1 inhibitors are a class of drugs that modify DNA damage responses in cancer cells. NewLink Genetics is evaluating NLG207 in a series of clinical trials in advanced refractory ovarian cancer patients.

About NewLink Genetics Corporation

NewLink Genetics is a clinical stage biopharmaceutical company focused on developing novel oncology product candidates to improve the lives of patients with cancer. NewLink Genetics’ nanoparticle drug candidate, NLG207, conjugated to camptothecin, a topoisomerase 1 inhibitor, is designed to interfere with DNA damage responses to combat refractory malignancies. NLG207 is being evaluated in advanced refractory ovarian cancer. NewLink Genetics' immunotherapeutic candidates, indoximod and NLG802, a prodrug of indoximod, are investigational, orally available small molecules targeting the IDO pathway and are designed to harness multiple components of the immune system to combat cancer. Indoximod reverses the immunosuppressive effects of low tryptophan and high kynurenine through mechanisms that include modulation of the AhR-driven transcription of genes that control immune function.  This results in increased proliferation of effector T cells, increased differentiation into helper T cells rather than regulatory T cells, and downregulation of IDO expression in dendritic cells. Indoximod is being evaluated in combination with treatment regimens including radiation, chemotherapy, checkpoint blockade, and cancer vaccines across multiple indications including DIPG, recurrent pediatric brain tumors, and AML. For more information, please visit www.newlinkgenetics.com and follow us on Twitter @NLNKGenetics.

Exhibit 99.1

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties. All statements contained in this press release are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “will be,” "may," “appear to,” “has potential to,” “look forward to,” “are designed to,” or the negative of these terms or other similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about results of NewLink’s clinical trials for product candidates and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink Genetics makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this press release represent NewLink Genetics’ views as of the date of this press release. NewLink Genetics anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this press release.

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Investor & Media Contact:

Lisa Miller
Director of Investor Relations
NewLink Genetics
515-598-2555
lmiller@linkp.com